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TRANSAMERICA ASSET MANAGEMENT GROUP
Transamerica Funds
570 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: 1-888-233-4339

March 11, 2011

This information statement (“Information Statement”) is being furnished to shareholders of Transamerica Hansberger International Value (formerly, Transamerica AllianceBernstein International Value) (the “Fund”). The Information Statement provides information regarding the approval by the Board of Trustees (referred to herein as the “Board” or “Trustees”) of a new sub-advisory agreement on behalf of the Fund. The Fund is sub-advised by Hansberger Global Investors, Inc. (“Hansberger” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and Hansberger, a copy of which is attached hereto as Exhibit A.

Transamerica Funds, a registered investment company is organized as a Delaware statutory trust (“Transamerica Funds” or the “Trust”). Transamerica Hansberger International Value is a series of Transamerica Funds.

This Information Statement is provided in lieu of a proxy statement to shareholders of record as of December 15, 2010 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund has agreed to provide certain information about new sub-advisers and new sub-advisory agreements to its shareholders.

This Information Statement and the accompanying materials are being mailed on or about March 11, 2011. The Fund will pay for the costs associated with preparing and distributing this Information Statement to shareholders.

Annual reports of the Fund are sent to shareholders of record following the Fund’s fiscal year end, which is October 31. The Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free at (888) 233-4339. Copies of annual and semi-annual reports of the Fund also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of this Information Statement may be delivered to two or more investors who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

TRANSAMERICA HANSBERGER INTERNATIONAL VALUE

(formerly Transamerica AllianceBernstein International Value)

a series of Transamerica Funds

INFORMATION STATEMENT

On October 7, 2010, the Transamerica Funds Board approved, at the Adviser’s recommendation, a new sub-advisory agreement for the Fund as described below.

TAM terminated its sub-advisory agreement with AllianceBernstein L.P. (“AllianceBernstein”) as sub-adviser to Transamerica Hansberger International Value (formerly, Transamerica AllianceBernstein International Value) and entered into a new sub-advisory agreement with Hansberger (the “Hansberger Sub-Advisory Agreement”). Hansberger took over day-to-day management of Transamerica Hansberger International Value on December 15, 2010. In connection with the change in sub-adviser, and as discussed in the supplement to the Prospectus dated October 15, 2010, the Fund’s principal investment strategies and risks and benchmark index also changed.

The enclosed Information Statement describes Hansberger and the terms of the Hansberger Sub-Advisory Agreement.

Background

TAM, a Florida corporation, 570 Carillon Parkway, St. Petersburg, Florida 33716, manages the assets of the Fund pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Fund, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Fund consistent with the guidelines and directions set by the Adviser and the Board, and (iii) reviews the sub-adviser’s continued performance. The Adviser may terminate the services of any sub-adviser at any time.

No officer or Trustee of the Fund is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be party.

Terms of the Prior Sub-Advisory Agreement

Prior to December 15, 2010, AllianceBernstein served as sub-adviser to Transamerica Hansberger International Value (formerly, Transamerica AllianceBernstein International Value). AllianceBernstein is located at 1345 Avenue of the Americas, New York, NY 10105.

AllianceBernstein provided sub-advisory services to the Fund pursuant to an Investment Sub-Advisory Agreement between TAM and AllianceBernstein (the “AllianceBernstein Sub-Advisory Agreement”). As sub-adviser to the Fund, AllianceBernstein was responsible for managing the assets of the Fund in a manner consistent with the terms of the AllianceBernstein Sub-Advisory Agreement and the investment objective of the Fund.

The AllianceBernstein Sub-Advisory Agreement was dated December 5, 2005, as amended. The Board, including a majority of the Independent Trustees, last approved the renewal of the AllianceBernstein Sub-Advisory Agreement on June 10, 2010.

As discussed below under “Evaluation by the Board,” the Board authorized the Adviser to terminate the AllianceBernstein Sub-Advisory Agreement and to enter into a new sub-advisory agreement with Hansberger. Effective December 15, 2010, the Adviser terminated the AllianceBernstein Sub-Advisory Agreement and entered into the Hansberger Sub-Advisory Agreement with Hansberger on behalf of the Fund.

Comparison of the Sub-Advisory Agreements

A description of the sub-advisory fees to be paid by the Adviser to the Sub-Adviser, and a comparison of those fees to the previous fees paid by the Adviser on behalf of the Fund, appear below under the caption “Hansberger Sub-advisory Fees.”

The Hansberger Sub-Advisory Agreement was approved by the Board on October 7, 2010 and was effective as of December 15, 2010. The Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Board, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement; and (iii) may be terminated at any time by the Sub-Adviser on 90 days’ written notice to the Adviser and the Fund. The AllianceBernstein Sub-Advisory Agreement contained similar provisions. However, the AllianceBernstein Sub-Advisory Agreement contained a termination provision requiring 60 days’ written notice to the Adviser or AllianceBernstein, as appropriate, by (i) the Board, (ii) a vote of a majority of the outstanding voting securities of the Fund, (iii) the Adviser or (iv) AllianceBernstein.

Under the terms of the Hansberger Sub-Advisory Agreement, the Sub-Adviser furnishes continuous portfolio management services to the Fund, subject to the provisions of the 1940 Act and to the investment objective, policies, procedures and restrictions contained in the Fund’s then current Prospectus and Statement of Additional Information. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

The Hansberger Sub-Advisory Agreement provides that the Sub-Adviser is responsible for providing, among other things, investment advice to the Fund, subject to the supervision of the Board, with respect to such portion of the Fund’s assets as shall be allocated to the Sub-Adviser by the Adviser from time to time. The Hansberger Sub-Advisory Agreement prohibits the Sub-Adviser from directly or indirectly consulting with any other sub-adviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

The Hansberger Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Fund within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The Hansberger Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Fund, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund and to other funds and clients for which the Sub-Adviser exercises investment discretion. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

Pursuant to the Hansberger Sub-Advisory Agreement, the Sub-Adviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which it or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account it or its affiliates advises, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time. The AllianceBernstein Sub-Advisory Agreement contained no such provisions.

The Hansberger Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Hansberger Sub-Advisory Agreement. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

The Hansberger Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, a Fund’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Fund. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

Under the Hansberger Sub-Advisory Agreement, Hansberger agrees to apply daily its fair valuation procedures in relation to the securities held by the Fund. If Hansberger believes that a Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, Hansberger will notify the Adviser promptly. In addition, Hansberger will be available to consult with the Adviser in the event of a pricing problem and to participate in meetings of the Trust’s Valuation Committee. The AllianceBernstein Sub-Advisory Agreement did not specifically address valuation procedures.

The Hansberger Sub-Advisory Agreement requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the Hansberger Sub-Advisory Agreement, including such information that the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act. The AllianceBernstein Sub-Advisory Agreement contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the Hansberger Sub-Advisory Agreement. The description of the Hansberger Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the Hansberger Sub-Advisory Agreement as set forth in Exhibit A.

Portfolio Managers

Ronald W. Holt, CFA, President, Chief Executive Officer and Co-Chief Investment Officer (Value Team), has served as Portfolio Manager of the Fund since December 15, 2010. Mr. Holt joined Hansberger as an investment professional in 1997.

Moira McLachlan, CFA, Senior Vice President (Value Team), has served as Portfolio Manager of the Fund since December 15, 2010. Ms. McLachlan joined Hansberger as an investment professional in 2004.

Lauretta (Retz) Reeves, CFA, Co-Chief Investment Officer (Value Team) and Senior Research Analyst, has served as Portfolio Manager of the Fund since December 15, 2010. Ms. Reeves joined Hansberger as an investment professional in 1996.

TAM Advisory Fees

Under the Advisory Agreement, the Fund pays the Adviser an advisory fee of the Fund’s average daily net assets as listed below. The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly.

First $200 million	0.88%
Over $200 million up to $500 million	0.81%
Over $500 million	0.77%

The fees payable to the Adviser for services provided pursuant to the Advisory Agreement for the fiscal year ended October 31, 2010 were $2,595,726 after waivers and reimbursements.

As of the fiscal year ended October 31, 2010, Transamerica Hansberger International Value had net assets of $298,778,556.

Hansberger Sub-Advisory Fees

Under the Hansberger Sub-Advisory Agreement, the Adviser (not the Fund) pays Hansberger for its services on the basis of the following annual fee schedule calculated with respect to the Fund’s average daily net assets:

First $200 million	0.45%
Over $200 million up to $500 million	0.36%
Over $500 million	0.32%

Fees are calculated daily at the annual rates from the fee schedule. The fees will be paid as promptly as possible after the last day of each month.

Prior Sub-Advisory Fees

Under the AllianceBernstein Sub-Advisory Agreement, the Adviser (not the Fund) paid AllianceBernstein for its services on the basis of the following annual fee schedule:

First $200 million	0.45%
Over $200 million up to $500 million	0.36%
Over $500 million	0.32%

Fees paid to AllianceBernstein for services provided pursuant to the AllianceBernstein Sub-Advisory Agreement for the fiscal year ended October 31, 2010 were $1,264,555. Fees that would have been payable to Hansberger for services provided pursuant to the Hansberger Sub-Advisory Agreement for the same period, had the Hansberger Sub-Advisory Agreement been in effect for such period instead of the AllianceBernstein Sub-Advisory Agreement, would have been the same.

Information Regarding Hansberger

Hansberger is a Delaware corporation with its principal offices at 401 East Las Olas Blvd., Suite 1700, Ft. Lauderdale, FL 33301-2230, as well as offices in Burlington, Ontario, Hong Kong, Moscow and Mumbai. Hansberger conducts a worldwide portfolio management business that provides a broad range of portfolio management services to customers in the U.S. and abroad. Hansberger is a wholly owned subsidiary of Hansberger Group, Inc., which is a subsidiary of Natixis Global Asset Management, L.P. As of November 30, 2010, Hansberger had approximately $8.0 billion in assets under management.

Management and Governance. Listed below are the names, positions and principal occupations of the executive committee members and principal executive officers of Hansberger. The principal address of each individual as it relates to his or her duties at Hansberger is the same as that of Hansberger, unless otherwise noted.

Name of Each Director, Officer or Partner of Hansberger	Position and Principal Occupation with Hansberger and Principal Occupation if Different from Positions(s) with Hansberger
Ronald W. Holt	President; Chief Executive Officer; Director; Co-Chief Investment Officer (Value Team); Member, Management Committee; Member, Executive Management Committee
Thomas R.H. Tibbles	Chief Investment Officer (Growth Team); Managing Director, Canada; Director; Member, Management Committee; Member, Executive Management Committee
Lauretta A. Reeves	Co-Chief Investment Officer (Value Team); Managing Director, Research Technology; Member, Management Committee
David S. Lemanski	Chief Administrative Officer; Member, Management Committee
Beverley Hendry	Chief Operating Officer; Director; Member, Management Committee; Member, Executive Management Committee; Treasurer
Barry A. Lockhart	Deputy Managing Director, Canada; Member, Management Committee
Eileen M. Smiley	General Counsel; Member, Management Committee

Management Activities. Hansberger acts as sub-adviser, as indicated, for the following registered investment companies with investment objectives similar to Transamerica Hansberger International Value:

Comparable Funds for which Hansberger serves as Sub-Adviser	Assets Managed by Hansberger as of December 31, 2009	Sub-advisory Fee Paid to Hansberger
Vanguard International Value Fund	$1,246.0 million	First $50 million	0.475%
		Next $450 million	0.15%
		Next $500 million	0.12%
		Over $1 billion	0.11%
		(Also performance fee if Hansberger outperforms its benchmark.)
HIS International Value Fund	$96.3 million	0.75%

Evaluation by the Board

At a meeting held on October 7, 2010, the Board approved the Hansberger Sub-Advisory Agreement following a presentation by the Adviser. To assist the Board Members in their consideration of the Hansberger Sub-Advisory Agreement, the Board Members received in advance of their meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations. Among other matters, the Board Members considered:

(a)

that TAM advised the Board Members that the appointment of Hansberger is not expected to result in any diminution in the nature, quality and extent of services provided to the Fund and its shareholders, including compliance services;

(b)	that Hansberger is an experienced and respected asset management firm and that Hansberger has the capabilities, resources and personnel necessary to provide advisory services to the Fund;

(c)	the proposed responsibilities of Hansberger for the Fund and the services expected to be provided by it;

(d)	the fact that the sub-advisory fee payable to Hansberger would be paid by TAM and not the Fund;

(e)	that the management fees and sub-advisory fees will remain the same; and that the sub-advisory fee paid by TAM to Hansberger is consistent with TAM’s fiduciary duty under applicable law; and

(f)

that TAM recommended to the Board that Hansberger be appointed as sub-adviser to the Fund based on its desire to engage an established relative value investment strategy sub-adviser with experience managing a mutual fund product, and with a proven performance record for that strategy.

Nature, Quality and Extent of Services Provided. In evaluating the nature, quality and extent of the services to be provided by Hansberger under the Hansberger Sub-Advisory Agreement, the Board Members considered, among other things, information and assurances provided by TAM and Hansberger as to the operations, facilities, organization and personnel of Hansberger, the anticipated ability of Hansberger to perform its duties under the Hansberger Sub-Advisory Agreement, and the anticipated changes to the current investment program and other practices of the Fund. The Board Members considered the proposed change to the Fund’s benchmark, as well as the change to the Fund’s name. The Board Members considered that TAM has advised the Board Members that the appointment of Hansberger is not expected to result in any diminution in the nature, quality and extent of services provided to the Fund and its shareholders, including compliance services. The Board Members considered that Hansberger is an experienced and respected asset management firm and that TAM believes that Hansberger has the capabilities, resources and personnel necessary to provide sub-advisory services to the Fund.

Based on their review of the materials provided and the assurances they had received from TAM, the Board Members determined that Hansberger can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Fund and that Hansberger’s appointment is not expected to adversely affect the nature, quality and extent of services provided to the Fund.

Fees and Costs of Services Provided. The Board Members considered the sub-advisory fee rate and noted that the sub-advisory fees would not change under the Hansberger Sub-Advisory Agreement. The Board Members also considered the overall management fee structure of the Fund and noted that the advisory fee payable by the Fund would not change if the Hansberger Sub-Advisory Agreement is implemented. The Board Members also determined that the sub-advisory fee paid by TAM to Hansberger is consistent with TAM’s fiduciary duty under applicable law.

Economies of Scale. The Board Members considered that the advisory fee schedule, which contains breakpoints, permits certain economies of scale for the benefit of shareholders as the Fund grows. The Board Members concluded that they would have the opportunity to periodically reexamine whether economies of scale had been achieved, and the appropriateness of management fees payable to TAM and fees payable by TAM to Hansberger, in the future.

Fall-Out Benefits. The Board noted that TAM believes that other benefits anticipated to be derived by Hansberger from its relationship with the Fund are expected to be consistent with industry practice. The Board Members also noted that TAM would not realize soft dollar benefits from its relationship with Hansberger, and that Hansberger may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements. The Board also noted that the Hansberger is participating in a brokerage program pursuant to which a portion of brokerage commissions paid by the Fund is recaptured for the benefit of the Fund and its shareholders, thus limiting the amount of soft dollar arrangements Hansberger may engage in with respect to the Fund’s brokerage transactions.

Investment Performance. The Board Members reviewed the returns and risk comparison of Transamerica AllianceBernstein International Value versus Hansberger’s proprietary fund, Hansberger International Value. The Board Members noted that the performance of Hansberger International Value was stronger than that of Transamerica AllianceBernstein International Value for the past 1-, 3- and 5-year periods ended June 30, 2010 (annualized), as well as year-to-date as of June 30, 2010. The Board Members further noted that TAM believes that the appointment of Hansberger could benefit shareholders by offering them the potential for improved performance based on the historical comparisons, but were unable to predict what effect execution of the Hansberger Sub-Advisory Agreement would actually have on the future performance of the Fund. Based on this information, the Board Members determined that Hansberger is capable of generating a level of investment performance that is appropriate in light of the Fund’s investment objectives, policies and strategies.

In their deliberations, the Board Members did not identify any single factor that was all-important or controlling, and each Board Member may have attributed different weights to the various factors. The Board Members, including a majority of the Independent Board Members, concluded that the Hansberger Sub-Advisory Agreement should be approved and that the fees payable bear a reasonable relationship to the services provided under the agreement and fall within the range of what would have been negotiated at arm’s length between the parties under similar circumstances.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of December 15, 2010, the Trustees and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of December 15, 2010, the following persons owned of record 5% or more of the outstanding interests in the Fund:

Name of Shareholder	Amount of Beneficial Ownership	Class	Percent
Transamerica International Moderate Growth VP	8,308,464.205	I2	21.93%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Asset Allocation – Moderate Growth VP	6,407,644.932	I2	16.91%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Asset Allocation – Moderate Growth Portfolio	6,071,022.530	I2	16.02%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Asset Allocation – Growth Portfolio	4,249,023.529	I2	11.21%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Asset Allocation – Moderate VP	3,890,277.699	I2	10.27%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Multi-Manager International Portfolio	3,846,802.266	I2	10.15%
570 Carillon Parkway
St. Petersburg, FL 33716
Transamerica Asset Allocation – Moderate Portfolio	2,068,531.263	I2	5.46%
570 Carillon Parkway
St. Petersburg, FL 33716

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Dennis P. Gallagher
Vice President, General Counsel and Secretary

March 11, 2011

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

HANSBERGER GLOBAL INVESTORS, INC.

          This Agreement, entered into as of December 15, 2010 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Hansberger Global Investors, Inc., a Delaware corporation (referred to herein as the “Subadviser”).

          TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

          1.       Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

          2.       Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:

(a)

Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Funds is limited to that discrete portion of the Funds represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other Subadviser for a portion of the

Funds’ assets concerning Funds transactions in securities or other assets. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Funds as to deliveries of securities and other investments and payments of cash for the account of the Funds. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Funds in one or more investment companies.

(b)

The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)

The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)

Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or Transamerica Funds or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM. Subadviser shall not be responsible for filing or completing any legal notices for the Fund, including class action or bankruptcy proofs of claim, although the Subadviser shall provide transactional information to assist TAM or the Fund as requested.

(e)

The Subadviser applies its fair value procedures daily and, upon request, will notify TAM promptly if it believes fair valuation is warranted based on the valuations Subadviser uses to value securities held in the Fund for its internal purposes and management of any separate accounts. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings upon request.

          3.        Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

          4.       Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all taxes including foreign, US federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)	The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement

          5.       Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)

TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

(b)

The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

          6.       Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

          7.       Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

          8.       Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. The Subadviser may terminate the Agreements only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

          9.       Use of Name. If this Agreement is terminated with respect to the Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates.

          10.       Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. the Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

          11.       Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

          12.       Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

          13.       Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees to surrender promptly to the Fund a copy of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

          14.       Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

          15.       Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

          The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name: Christopher A. Staples
Title: Senior Vice President

HANSBERGER GLOBAL INVESTORS, INC.

By:	/s/ Bev Hendry
Name: Bev Hendry
Title: Chief Operating Officer

Schedule A

FUND	SUB-ADVISER COMPENSATION*

	First $200 million	0.45%
Transamerica Hansberger International Value	Over $200 million up to $500 million	0.36%
	Over $500 million	0.32%

*     As a percentage of average daily net assets on an annual basis.